SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 28, 1997

LOTUS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware
State of organization

33-3272-W
Commission File Number

52-1947160
I.R.S. Employer Identification Number

200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
Address of principal executive offices

(908) 885-1970
Registrant's telephone number, including area code



Item 1. Change in Control of Registrant

Effective January 28, 1997, the registrant elected new directors and officers. Newly elected officers and directors of the registrant are as outlined below.

Name             Position

James Yao     Chairman, President and Director
James Liu       Vice President and Director
David Leung    Vice President and Director
Cheng Wang   Director
Gu Huang        Secretary and Treasurer

James Yao,  43, is President of Yao Investment
Corp. He currently serves as Chairman and President of Lotus International Holdings Corp. He was
President of Shanghai Haohua Garment Co., Ltd.
between 1980 and 1985. He graduated from Miya Gawa University in Tokyo, Japan, majoring in garment.

James Liu, 42, is president of JBL International
Inc. in New York.  He is a director of Lotus
International Holdings Corp. He was a manager in charge of international trade in Jiangsu
Provincial Government between 1983 and 1990.
He graduated from Nanjing University majoring in mathematics and held a B.A. degree.

David Leung, 51, is General Manager of
Shenzheng New Technology Development Co., Ltd.
in Shenzheng, China. He is a director of Lotus International Holdings Corp. He was a research fellow at Electronics Research
Institute in Guangzhou, China Academy of Science between 1984 and 1992. He graduated from Beijing Institute of Technology majoring in engineering.

Cheng Wang, 28, is Vice President of Yao Investment
Corp. and a director of Lotus International
Holdings Corp.  She was a lecturer in Shanghai
School of Telecommunication between 1970 and 1983. She graduated from Shanghai Teachers
Normal University majoring in Chinese.

Gu Huang, 41, is a Financial Analyst in
Rightiming Electronics Corp.  He was a
financial analyst in China Finance and
Investment Corp. between 1992 and 1994.
He was a research fellow at Economics
Research Institute, Beijing of China
Academy of Social Sciences. He graduated from university of New Haven, Connecticut with an MBA in 1992 and graduated from Economics Department, Yale University with an
MA in economics in 1987.

The change in control of the registrant was a result of change in control relationship in Lotus international Holdings Corp., which owns
25,000,000 shares of common and 43,000 shares of Series A preferred Stock of the registrant.
The newly elected officers and directors of the registrant are deemed to beneficially own Lotus Pacific, Inc. because they are affiliated to Lotus International holdings Corp.

The resignation of the outgoing officers and directors, namely Shuren Lu, Mutao Xiong,
Jiayin Lu, Yeechin Shiong and Tom Gong are effective the same date upon the persons above taking office.





Signatures

Pursuant to the requirements of Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Lotus Pacific, Inc.

/s/

By: James Yao, President and Director

Date: January 28, 1997